Exhibit 99.1

THE CHILDREN’S PLACE APPOINTS ALICIA ENCISO

TO ITS BOARD OF DIRECTORS

The Company also announced that Tracey Griffin

will be leaving the Board of Directors

SECAUCUS, N.J., July 13, 2023 —The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced that the Company has appointed Alicia Enciso to the Company’s Board of Directors and as a member of the Corporate Responsibility, Sustainability and Governance Committee. Ms. Enciso will hold office until the annual meeting of stockholders of the Company to be held in 2024. Ms. Enciso is an independent director under applicable SEC and Nasdaq rules.

Ms. Enciso was the Chief Marketing Officer of Nestle USA from 2017 until her retirement in May 2023. Ms. Enciso joined Nestle in 2008 as the Chief Marketing Officer – Vice President Marketing & Communications of Grupo Nestle Mexico, before becoming the Chief Marketing Officer of Nestle USA in 2013. From 2016 to 2017, Ms. Enciso was President of the Beverage Division of Nestle USA. In these positions, Ms. Enciso’s extensive expertise and leadership extended to building high performing brands and leading digital transformation and e-commerce capabilities. Prior to joining Nestle, Ms. Enciso served as the Principal Consultant – Mexico Managing Director of Zyman Group, a marketing and consulting company, from 2005-2008, and was the CEO and Co-Founder of Tradaq Mexico/Latin America, an internet media trading company, from 1999-2005. Prior to these roles, Ms. Enciso held leadership and brand management positions for over ten years at The Procter and Gamble Company and The Estee Lauder Company. Ms. Enciso received a Bachelor of Science degree in Business Administration from Instituto Tecnologico Autonomo De Mexico (ITAM).

Norman Matthews, Chair of the Board said, “Alicia is a proven senior business leader with an exceptional track record in creating innovative and high-growth marketing and digital strategies in the consumer industry. As an experienced and accomplished C-suite executive, she brings a broad strategic and operational skillset, which will strengthen our Board and help to support the Company’s digital transformation through its strong focus on marketing to our digitally savvy and diverse customer base.”

The Company also announced that Tracey Griffin will be leaving the Company’s Board of Directors, effective today. Ms. Griffin has served on the Board of Directors since 2020 and will be relocating to the Middle East to become the Chief Financial Officer of the Chalhoub Group, a luxury retailer located in Dubai.

Mr. Matthews also addressed the departure of Ms. Griffin, “Tracey has been a valuable member of our Board of Directors for a number of years, and we are very grateful for her many contributions and wish her much success in her new position.”

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, “Gymboree”, “Sugar & Jade” and “PJ Place” brand names. The Company has online stores at www.childrensplace.com, www.gymboree.com, www.sugarandjade.com and www.pjplace.com and, as of April 29, 2023, the Company had 599 stores in the United States, Canada, and Puerto Rico and the Company’s five international franchise partners had 212 international points of distribution in 15 countries.

Forward-Looking Statements

This press release contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations, including adjusted net income (loss) per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 28, 2023. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500

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